UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida	34275
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 480-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 13, 2022, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement (the “Credit Agreement”) dated as of February 16, 2016, by and among the Company, the other credit parties party thereto, the lending institutions party thereto and Truist Bank, as Administrative Agent, Collateral Agent, an LC Issuer and Swing Line Lender.

The Fifth Amendment provides for, among other things, a new five-year revolving credit facility in an aggregate principal amount of $250,000,000 (the “New Revolving Credit Facility”). The Company used the proceeds of the New Revolving Credit Facility to (i) refinance and replace the previously existing $80,000,000 revolving credit facility under the Credit Agreement, (ii) repay in full the previously existing $60,000,000 Term A loan under the Credit Agreement and (iii) pay fees and expenses incurred in connection with the foregoing transactions. The Company’s obligations under the Credit Agreement continue to be secured by substantially all of its and its direct and indirect subsidiaries’ assets.

Interest on borrowings under the New Revolving Credit Facility is payable either quarterly or at the expiration of any SOFR interest period applicable thereto. Borrowings under the New Revolving Credit Facility accrue interest at a rate equal to, at our option, a base rate (with a floor of 100 basis points) plus a percentage spread (ranging from 0.75% to 1.75%) based on our first lien net leverage ratio or SOFR (with a floor of 0 basis points) plus a percentage spread (ranging from 1.75% to 2.75%) based on our first lien net leverage ratio. After giving effect to the Fifth Amendment, we will pay quarterly fees on the unused portion of the New Revolving Credit Facility equal to a percentage spread (ranging from 0.25% to 0.35%) based on our first lien net leverage ratio. The Fifth Amendment also modifies the financial covenant such that it will be tested on a quarterly basis, commencing with the fiscal quarter ending December 31, 2022.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On October 17, 2022, PGT Innovations, Inc. (the “Company”) announced that WWS Acquisition, LLC, a Missouri limited liability company and an indirect wholly owned subsidiary of the Company (“Purchaser”), had acquired all of the outstanding equity of Martin Door Holdings, Inc., a Utah corporation (“Target”) pursuant to the Share Purchase Agreement dated as of October 14, 2022 (the “Purchase Agreement”) among Purchaser, Target, Martin Door Sellers’ Representative, LLC and the shareholders and warrantholders parties thereto (such shareholders and warrantholders, collectively, the “Sellers”). Pursuant to the Purchase Agreement, Purchaser purchased all of outstanding equity of the Target (the “Acquisition”).

The aggregate purchase price for Target is approximately $185 million, subject to certain customary adjustments. At closing, Purchaser placed into escrow a $2.25 million deposit on the purchase price with an escrow agent. Any portion of the escrow not used to satisfy any applicable purchase price adjustment will be released to the Sellers.

Purchaser, the Target and the Sellers each made customary representations, warranties and covenants in the Purchase Agreement. The Sellers have agreed to provide customary post-closing indemnification for certain losses arising from breaches of certain of the representations, warranties and covenants made in the Purchase Agreement, and for losses arising from certain other liabilities, subject to certain limitations. As contemplated by the Purchase Agreement, Purchaser has obtained representation and warranty insurance to provide coverage for certain breaches of representations and warranties of the Sellers contained in the Purchase Agreement, which are subject to certain exclusions, deductibles, policy limits and other terms and conditions set forth therein.

Purchaser funded the Acquisition with cash on hand and existing and additional financing arrangements, including borrowings under the New Revolving Credit Facility described above.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. The foregoing description of the Purchase Agreement is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

The matters described in Item 1.01 (Entry into a Material Definitive Agreement) with respect to the Acquisition are incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters described in Item 1.01 (Entry into a Material Definitive Agreement) with respect to the Fifth Amendment are incorporated by reference herein.

ITEM 8.01. Other Events.

On October 17, 2022, the Company published a press release announcing the completion of the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement dated as of October 14, 2022 among WWS Acquisition, LLC, Martin Door Holdings, Inc., Martin Door Sellers’ Representative, LLC and the shareholders and warrantholders parties thereto
10.1	Fifth Amendment to Credit Agreement, dated as of October 13, 2022, by and among PGT Innovations, Inc., the other Credit Parties party thereto, the financial institutions party thereto and Truist Bank, as Administrative Agent, Collateral Agent and Swing Line Lender
99.1	Press release of PGT Innovations, Inc., dated October 17, 2022
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PGT INNOVATIONS, INC.

Date:	October 19, 2022	By:	/s/ Ryan S. Quinn
Name: Ryan S. Quinn Title: General Counsel and Corporate Secretary